SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 28, 1996

SOUTHERN PACIFIC SECURED ASSETS CORP. (as seller under a Pooling and Servicing Agreement dated as of May 8, 1996 providing for, inter alia, the issuance of Mortgage Pass- Through Certificates, Series 1996-2)


                    SOUTHERN PACIFIC SECURED ASSETS CORP.
            (Exact name of registrant as specified in its charter)

      CALIFORNIA                    333-3197           33-0659688
(State or Other Jurisdiction        (Commission       (I.R.S. Employer
of Incorporation)                   File Number)      Identification No.)


 One Centerpoint Drive, Suite 500
 LAKE OSWEGO, OREGON                            97035
 (Address of Principal                                (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code, is (909) 788-7808

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 28, 1996 following the closing of the initial issuance of the Series 1996-2 Certificates, pursuant to the Pooling and Servicing Agreement, dated as of May 8, 1996 (the "Agreement") among Southern Pacific Secured Assets Corp. (the "Company"), Advanta Mortgage Corp. USA and Bankers Trust Company of California, N.A. (the "Trustee"), the Trustee purchased from the Company certain Subsequent Mortgage Loans, as defined in the Agreement, with an aggregate principal balance equal to $5,210,367.90 with funds on deposit in the pre-funding accounts established pursuant to the Agreement at a purchase price equal to the principal balance thereof, which Subsequent Mortgage Loans were conveyed to the Trustee pursuant to a Subsequent Transfer Instrument, dated June 28, 1996, between the Company and the Trustee (the "Instrument"). Attached to the Instrument is the Mortgage Loan Schedule listing the Subsequent Mortgage Loans that are the subject of such Instrument.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   Not applicable

            (b)   Not applicable

            (c)   Exhibits:

            1. Subsequent Transfer Instrument, dated as of June 28, 1996 between Southern Pacific Secured Assets Corp. as seller, and Bankers Trust Company of California, N.A., as trustee.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SOUTHERN PACIFIC SECURED ASSETS
                                          CORP.


                                          By:  /s/ Gary Palmer
                                          --------------------
                                          Name:  Gary Palmer
                                          Title: Director


Dated: June 28, 1996